Exhibit 3.1

FIFTH AMENDED AND RESTATED BYLAWS
of
HOLOGIC, INC.
A Delaware Corporation

As amended on March 2, 2016

I

FIFTH AMENDED AND RESTATED BYLAWS
TABLE OF CONTENTS

ARTICLE I. Stockholders    1
Section 1.1 Annual Meeting.    1
Section 1.2 Special Meetings    1
Section 1.3 Notice of Meeting.    4
Section 1.4 Notice of Stockholder Business and Nominations    5
Section 1.5 Quorum.    8
Section 1.6 Voting and Proxies.    8
Section 1.7 Action at Meeting.    9
Section 1.8 Action Without Meeting.    9
Section 1.9 Voting of Shares of Certain Holders    10
Section 1.10 Stockholder Lists.    10
ARTICLE II. Board of Directors    11
Section 2.1 Powers    11
Section 2.2 Number of Directors; Qualifications    11
Section 2.3 [Reserved]    11
Section 2.4 Election of Directors.    11
Section 2.5 Vacancies.    11
Section 2.6 Change in Size of the Board.    11
Section 2.7 Tenure and Resignation    11
Section 2.8 Removal.    12
Section 2.9 Meetings.    12
Section 2.10 Notice of Meeting.    12
Section 2.11 Agenda.    12
Section 2.12 Quorum    12
Section 2.13 Action at Meeting.    12
Section 2.14 Action Without Meeting.    13
Section 2.15 Committees.    13
Section 2.16 Lead Independent Director.    13
ARTICLE III. Officers    14
Section 3.1 Enumeration.    14
Section 3.2 Election.    14
Section 3.3 Qualification.    14
Section 3.4 Tenure.    14
Section 3.5 Removal.    14
Section 3.6 Resignation.    14
Section 3.7 Vacancies.    14
Section 3.8 Chairman of the Board.    14
Section 3.9 Chief Executive Officer.    15
Section 3.10 President    15
Section 3.11 Vice-President(s)    15
Section 3.12 Treasurer and Assistant Treasurers    15
Section 3.13 Secretary and Assistant Secretaries    15
Section 3.14 Chairman Emeritus    16
Section 3.15 Other Powers and Duties    16
ARTICLE IV. Capital Stock    16
Section 4.1 Stock Certificates    16
Section 4.2 Transfer of Shares    16
Section 4.3 Record Holders    17

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Section 4.4 Record Date.    17
Section 4.5 Transfer Agent and Registrar for Shares of Corporation    19
Section 4.6 Loss of Certificates.    19
Section 4.7 Restrictions on Transfer    19
Section 4.8 Multiple Classes of Stock    19
ARTICLE V. Dividends    20
Section 5.1 Declaration of Dividends.    20
Section 5.2 Reserves    20
ARTICLE VI. [Reserved]    20
ARTICLE VII. Indemnification    20
Section 7.1 Right to Indemnification.    20
Section 7.2 Right to Advancement of Expenses.    21
Section 7.3 Right of Indemnitee to Bring Suit.    21
Section 7.4 Non-Exclusivity    22
Section 7.5 Insurance.    22
Section 7.6 No Duplicative Payment    22
Section 7.7 Severability    22
Section 7.8 Amendment or Repeal    22
ARTICLE VIII. Miscellaneous Provisions    23
Section 8.1 Certificate of Incorporation.    23
Section 8.2 Fiscal Year    23
Section 8.3 Corporate Seal    23
Section 8.4 Execution of Instruments.    23
Section 8.5 Voting of Securities    23
Section 8.6 Evidence of Authority.    23
Section 8.7 Corporate Records.    23
Section 8.8 Charitable Contributions    24
Section 8.9 Communications of Notices.    24
Section 8.10 Electronic Transmissions    24
ARTICLE IX. Amendments    24
Section 9.1 Amendment by Stockholders.    24
Section 9.2 Amendment by Board of Directors.    24

ii

FIFTH AMENDED AND RESTATED BYLAWS
OF
HOLOGIC, INC.
(A Delaware Corporation)
ARTICLE I.
Stockholders
Section 1.1    Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date as shall be fixed by the board of directors, at such time and place within or without the State of Delaware as may be designated in the notice of meeting. The board of directors may, in its sole discretion, determine that the annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”). If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. The board of directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.
Section 1.2    Special Meetings.
(A)    General.
(1)    Special meetings of the stockholders may be called at any time only by the president, chief executive officer or the board of directors. Special meetings of the stockholders shall be held at such time, date and place within or outside of the State of Delaware as may be designated in the notice of such meeting. The board of directors may, in its sole discretion, determine that a special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the DGCL. The board of directors may postpone, reschedule or, subject to the provisions of paragraphs (B) and (C) of this Section 1.2, cancel any previously scheduled special meeting of stockholders. Subject to the provisions of this Section 1.2, special meetings of stockholders shall be called by the board of directors upon the written request or requests of stockholders who are stockholders of record of the corporation at the time a request is delivered holding shares representing in the aggregate at least twenty-five percent (25%) of the outstanding shares of common stock of the corporation which shares are determined to be "Net Long Shares" in accordance with paragraph (C)(1) of this Section 1.2 (the "Requisite Percent").
(B)    Stockholder Requested Special Meetings.
(1)    To be valid, the written request or requests for a special meeting of stockholders (each, a "Special Meeting Request" and, collectively, the "Special Meeting Requests") must be signed and dated by stockholders (or their duly authorized agents) representing the Requisite Percent and delivered to the secretary of the corporation and shall include: (a) a statement of the specific purpose or purposes of the special meeting and the matters proposed to be acted on at the special meeting, the language of any proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made; (b) as to the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, the information required by clause (A)(2)(c) of Section 1.4 to be set forth in a stockholder's notice required by Section 1.4(A)(2); (c) such other information, if applicable, required to be set forth in a stockholder's notice required by Section 1.4(A)(2) (including, but not limited to, such other information required to be set forth in connection with a stockholder's director nomination); (d) an acknowledgement by the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that any reduction in the number of Net Long Shares with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the secretary of the corporation shall constitute a revocation of such Special Meeting Request to the extent of such reduction; and (e) documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request(s) are delivered to the secretary of the corporation; provided, however, that if the stockholders are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the secretary of the corporation within ten (10) days after the date on which the Special Meeting Request(s) are delivered to the secretary of the corporation) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percent as of the date on which such Special Meeting Request(s) are delivered to the secretary of the corporation. In addition, the stockholders requesting a special meeting of stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the corporation and, if requested by the corporation on or prior to the record date for the meeting, the information required under clauses (B)(1)(b), (c), (d) and (e) of this Section 1.2 shall be supplemented by such stockholders and beneficial owners, if any, not later than ten (10) days after the record date for the meeting to disclose such information as of the record date (and with respect to the information required under clause (B)(1)(e) of this Section 1.2, as of a date not more than five (5) business days before the scheduled date of the special meeting to which the Special Meeting Request relates). In determining whether a special meeting of stockholders has been requested by stockholders of Net Long Shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the secretary of the corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the board of directors), and (ii) such Special Meeting Requests have been dated and delivered to the secretary of the corporation within sixty (60) days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time prior to the special meeting by written revocation delivered to the secretary of the corporation. If at any point after sixty (60) days following the earliest dated Special Meeting Request the unrevoked (whether by specific written revocation by the stockholder or pursuant to clause (B)(l)(d) of this Section 1.2) valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold the special meeting to which the Special Meeting Requests relates.
(2)    Except as provided in the next sentence, a special meeting requested by stockholders shall be held at such date, time and place, if any, within or without the State of Delaware as may be fixed by the board of directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the Special Meeting Request is delivered to the secretary of the corporation. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the notice of annual meeting of stockholders for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting of stockholders and (y) thirty (30) calendar days after the first anniversary of the date of the immediately preceding annual meeting of stockholders, (iii) an identical or substantially similar item (as determined in good faith by the board of directors, a "Similar Item"), other than the election of directors, was presented at a meeting of the stockholders held not more than twelve (12) months before the Special Meeting Request is delivered, (iv) a Similar Item was presented at a meeting of the stockholders held not more than ninety (90) days before the Special Meeting Request is delivered (and, for purposes of this clause (iv), the election of directors shall be deemed a "Similar Item" with respect to all items of business involving the election or removal of directors) or (v) a Similar Item is included in the corporation's notice as an item of business to be brought before a stockholder meeting that has been called by the time the Special Meeting Request is delivered but not yet held. For purposes of this clause (B)(2) of this Section 1.2, the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percent have been delivered to the secretary of the corporation.
(3)    Business transacted at a special meeting requested by stockholders shall be limited to the purpose or purposes stated in the Special Meeting Request(s) for such special meeting; provided, however, that nothing herein shall prohibit the board of directors from submitting additional matters to stockholders at any such special meeting.
(C)    Net Long Shares.
(1)    For purposes of this Section 1.2 and for determining the Requisite Percent, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person's net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, for purposes of such definition, the date the tender offer is first announced shall instead be the date for determining a stockholder's or beneficial owner's Net Long Shares and the reference to the highest tender price shall refer to the market price on such date and, to the extent not covered by such definition, reduced by the number of shares, if any, as to which such person does not have the right to vote or direct the vote at the special meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to requesting the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute "Net Long Shares" shall be decided by the board of directors in its reasonable determination.
Section 1.3    Notice of Meeting. A written notice stating the place, if any, date, and hour of each meeting of the stockholders, the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Certificate of Incorporation or these bylaws, is entitled to such notice, by delivering such notice to such person or leaving it at their residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation or by giving notice by electronic transmission as permitted by Section 8.10 of these bylaws, at least ten (10) days and not more than sixty (60) before the meeting. Such notice shall be given by the secretary, an assistant secretary, or any other officer or person designated either by the secretary or by the person or persons calling the meeting.
The requirement of notice to any stockholder may be waived (i) by a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether executed or transmitted before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, (ii) if communication with such stockholder is unlawful, (iii) by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice, or (iv) as otherwise excepted by law. A waiver of notice or electronic transmission of any regular or special meeting of the stockholders need not specify the business to be transacted or the purposes of the meeting unless so required by the Certificate of Incorporation or these bylaws.
If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Section 1.4    Notice of Stockholder Business and Nominations.
(A)    Annual Meetings of Stockholders.
(1)    Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the nominating and corporate governance committee of the board of directors or the board of directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.4 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.4.
(2)    For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.4, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss, to manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to the shares of stock of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 1.4 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.
(3)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.4 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.4 and there is no public announcement by the corporation announcing the increase in the size of the board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.4 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the board of directors, any committee thereof, or stockholders pursuant to Section 1.2(B) of these bylaws or (2) provided that the board of directors, any committee thereof, or stockholders pursuant to Section 1.2(B) of these bylaws has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.4 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.4. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 1.4 shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
(C)    General.
(1)    Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.4 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.4. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.4 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(vi) of this Section 1.4) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.4, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(2)    For purposes of this Section 1.4, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3)    Notwithstanding the foregoing provisions of this Section 1.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.4; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.4 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 1.4 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.4 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.
Section 1.5    Quorum. The holders of a majority in voting power of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.
Section 1.6    Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by proxy. Any such proxy may be in writing, or by means of electronic transmission (including telephone, electronic mail, the Internet or such other electronic means as the board of directors may determine from time to time) that sets forth or is submitted with information from which it can be determined that such transmission was authorized by the stockholder, or by such other means permitted under applicable law. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.
Section 1.7    Action at Meeting. When a quorum is present at any meeting of stockholders, a plurality of the votes properly cast for election of directors shall be sufficient to elect. Notwithstanding the foregoing, in an Uncontested Election (as defined below), any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly tender his or her resignation to the board of directors with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the board of directors in accordance with the provisions of this Section 1.7. The nominating and corporate governance committee of the board of directors, or such other committee designated by the board of directors pursuant to these bylaws, shall recommend to the board of directors whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within ninety (90) days following certification of the election results. The committee in making its recommendation, and the board of directors in making its decision, each may consider any factors and other information that they consider appropriate and relevant. The director who has tendered his or her resignation pursuant to this Section 1.7 shall not participate in the committee’s or the board of directors' deliberations or decision with respect to the tendered resignation. If the board of directors accepts a director's resignation pursuant to this Section 1.7, then the board of directors may fill the resulting vacancy pursuant to Section 2.5. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.
For purposes of this Section 1.7, an "Uncontested Election" means an election at a meeting where, as of the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees is equal to or less than the number of directors to be elected at the meeting.
When a quorum is present at any meeting of stockholders, a majority of the votes properly cast upon any question other than the election of directors shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these bylaws. For the avoidance of doubt, an abstention shall not be considered as a vote cast upon such a question.
Section 1.8    Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the minimum number of votes necessary to authorize or take such action at a meeting at which shares entitled to vote thereon were present and voted and copies are delivered to the corporation in the manner prescribed by law.

Section 1.9    Voting of Shares of Certain Holders. Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
Shares of stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares of capital stock of the corporation standing in the name of a trustee or fiduciary may be voted by such trustee or fiduciary.
Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation the pledger expressly empowered the pledgee to vote thereon, in which case only the pledgee or its proxy shall be entitled to vote the shares so transferred.
Shares of its own stock belonging to this corporation shall not be entitled to vote, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of shares entitled to vote.
Section 1.10    Stockholder Lists. The secretary (or the corporation’s transfer agent or other person authorized by these bylaws or by law) shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE II.
Board of Directors
Section 2.1    Powers. Except as provided by law or by the Certificate of Incorporation, the business and affairs of the corporation shall be managed by or under the direction of the board of directors, who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the foregoing, the board of directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.
Section 2.2    Number of Directors; Qualifications. Subject to Section 2.6, the board of directors shall consist of such number of directors (which shall not be less than three) as shall be fixed initially by the incorporator(s) and thereafter, from time to time, by resolution of the board of directors. No director need be a stockholder.
Section 2.3     [Reserved]
Section 2.4    Election of Directors. The initial board of directors shall be designated in the certificate of incorporation, or if not so designated, elected by the incorporator(s) at the first meeting thereof. Thereafter, directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting.
Section 2.5    Vacancies. In the case of any vacancy in the board of directors from death, resignation, disqualification or other cause, including a vacancy resulting from enlargement of the board, the appointment or election of a director to fill such vacancy shall be only by vote of a majority of the directors then in office, whether or not constituting a quorum. The director thus appointed or elected shall hold office until his successor is duly elected and qualified or his earlier resignation or removal.
Section 2.6    Change in Size of the Board. The number of members of the board of directors may be changed by vote of a majority of the directors then in office or by the stockholders by vote of eighty percent (80%) of the shares of voting stock outstanding.
Section 2.7    Tenure and Resignation. Except as otherwise provided by law, by the Certificate of Incorporation or by these bylaws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are duly elected and qualified. Any director may resign by delivering (including by electronic transmission) or mailing postage prepaid a written resignation to the corporation at its principal office or to the chairman of the board, if any, president, secretary or assistant secretary, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 2.8    Removal. A director may be removed from office with or without cause by vote of the holders of a majority of the shares then entitled to vote at an election of directors.
Section 2.9    Meetings. Regular meetings of the board of directors may be held without call or notice at such times and such places within or without the State of Delaware as the board of directors may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to directors absent from such determination. A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders, unless a quorum of the directors is not then present. Special meetings of the board of directors may be held at any time and at any place designated in the call of the meeting when called by the chairman of the board, the chief executive officer, the lead independent director (if any) or a majority of the directors. Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.
Section 2.10    Notice of Meeting. It shall be sufficient notice to a director to send or give notice (i) by mail at least seventy-two (72) hours before the meeting addressed to such person at his usual or last known business or residence address or (ii) in person, by telephone, facsimile or electronic transmission to the extent provided in Section 2.10 of these bylaws, at least twenty-four (24) hours before the meeting. Notice shall be given by the secretary, or in his absence or unavailability, may be given by any of an assistant secretary, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice signed by the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, executed or transmitted by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a meeting of the board of directors or any committee thereof need not specify the purposes of the meeting.
Section 2.11    Agenda. Any lawful business may be transacted at a meeting of the board of directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.
Section 2.12    Quorum. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
Section 2.13    Action at Meeting. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except where a different vote is required by law, by the Certificate of Incorporation or by these bylaws.

Section 2.14    Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or any committee thereof, may be taken without a meeting if all of the members of the board of directors or committee, as the case may be, consent to the action in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated for all purposes as a vote of the board of directors or committee, as the case may be, at a meeting.
Section 2.15    Committees. The board of directors may, by the affirmative vote of a majority of the directors then in office, appoint an executive committee or other committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these bylaws they may not delegate. In addition to other committees that the board of directors may designate from time to time, the board of directors shall designate a compensation committee, an audit committee and a nominating and corporate governance committee. In the absence or disqualification of a member of a committee, the members of the committee present and not disqualified, whether or not they constitute a quorum, may by unanimous vote appoint another member of the board of directors to act at the meeting in place of the absent or disqualified member. A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to such subcommittee any or all of the powers of the committee. Unless the board of directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these bylaws with respect to meetings or for the conduct of business or the taking of actions by the board of directors. The board of directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.
Section 2.16    Lead Independent Director. If the board of directors elects as chairman of the board a person who is not "independent" as defined in the pertinent legal and/or regulatory standards then applicable to the corporation, it may also elect a lead independent director who shall be an independent director. The lead independent director shall have the power and authority to coordinate the activities of the independent directors, to serve as liaison between the chief executive officer and the independent directors and, if present, to preside at the executive sessions of the independent directors of the corporation, and shall have such other powers and authority as may be assigned to such office by the board of directors from time to time.

ARTICLE III.
Officers
Section 3.1    Enumeration. The officers shall consist of a president, a treasurer, a secretary and such other officers and agents (including a chairman of the board, a chief executive officer, one or more vice-presidents, assistant treasurers and assistant secretaries), as the board of directors may, in their discretion, determine.
Section 3.2    Election. The president, treasurer and secretary shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders or any special meeting held in lieu of the annual meeting. Other officers may be chosen by the directors at such meeting or at any other meeting. The board of directors may delegate such authority to any committee of the board of directors or to the chief executive officer (if a director).
Section 3.3    Qualification. An officer may, but need not, be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the corporation.
Section 3.4    Tenure. Except as otherwise provided by the Certificate of Incorporation or these bylaws, the term of office of each officer shall be for one year or until his successor is elected and qualified or until his earlier resignation or removal.
Section 3.5    Removal. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office. Notwithstanding anything to the contrary in the foregoing, the board of directors may delegate authority to remove any officer from office to any committee of the board of directors, or to the chief executive officer (if a director).
Section 3.6    Resignation. Any officer may resign by delivering (including by electronic transmission) or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, secretary, or assistant secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.
Section 3.7    Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.
Section 3.8    Chairman of the Board. The board of directors may appoint, from among the directors, a chairman of the board. If the board of directors appoints a chairman of the board, except as otherwise determined by the board of directors, the chairman of the board shall preside at all meetings of the board of directors and all meetings of the stockholders at which such director is present and, if independent (as defined in Section 2.16 of these bylaws), shall have the power and authority to coordinate the activities of the independent directors, to serve as liaison between the chief executive officer and the independent directors and, if present, to preside at the executive sessions of the independent directors of the corporation, and shall have such other powers and authority as may be assigned to such office by the board of directors from time to time.
Section 3.9    Chief Executive Officer. The board of directors may appoint a chief executive officer, who may be a person other than the chairman of the board or the president. The chief executive officer shall have such duties and powers as are commonly incident to the office and such duties and powers as the board of directors shall from time to time designate.
Section 3.10    President. The president shall be the chief executive officer of the corporation, unless another person is so designated. The president shall have such duties and powers as are commonly incident to the office and such duties and powers as the board of directors shall from time to time designate.
Section 3.11    Vice-President(s). The vice-president(s), if any, shall have such powers and perform such duties as the board of directors may from time to time determine.
Section 3.12    Treasurer and Assistant Treasurers. The treasurer, subject to the direction and under the supervision and control of the board of directors, shall have general charge of the financial affairs of the corporation. The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the board of directors may otherwise provide. The treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and director of the corporation. The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the board of directors. The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation. The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the board of directors.
Assistant treasurers, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.
Section 3.13    Secretary and Assistant Secretaries. The secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the book of records of this corporation. The record books shall be open at reasonable times to the inspection of any stockholder, director, or officer. The secretary shall notify the stockholders and directors, when required by law or by these bylaws, of their respective meetings, and shall perform such other duties as the directors and stockholders may from time to time prescribe. The secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required. In the absence of the secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

Assistant secretaries, if any, shall have such powers and perform such duties as the board of directors may from time to time designate.
Section 3.14    Chairman Emeritus. The board of directors may appoint one or more positions designated as a “director emeritus” or “chairman emeritus” for former directors of the corporation. Any such person designated as a director or chairman emeritus shall function in an advisory role to the members of the board of directors, be entitled to attend all meetings of the board of directors as if such person were a director of the corporation, but shall not have the right to vote as a director on any matter.
Section 3.15    Other Powers and Duties. Subject to these bylaws and to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

ARTICLE IV.
Capital Stock
Section 4.1    Stock Certificates. The shares of capital stock of the corporation shall be represented by certificates in such form as shall, in conformity to law, be prescribed from time to time by the board of directors, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Each certificate shall be signed by the president or vice-president and treasurer or assistant treasurer or such other officers designated by the board of directors from time to time as permitted by law, shall bear the seal of the corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The corporate seal and any or all of the signatures of corporation officers may be facsimile.
If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.
Section 4.2    Transfer of Shares. Transfers of stock shall be made only on the books of the corporation, and in the case of certificated shares of stock, title to a certificate of stock and to the shares represented thereby shall be transferred by delivery to the corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties. In the case of uncertificated shares of stock, title to the uncertificated shares shall be transferred upon receipt by the corporation or its transfer agent of proper transfer instructions from the registered holder of the shares or by transfer instructions accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the uncertificated shares.
Section 4.3    Record Holders. Except as otherwise may be required by law, by the Certificate of Incorporation or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these bylaws.
It shall be the duty of each stockholder to notify the corporation of his post office address.
Section 4.4    Record Date.
(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournments thereof, the board of directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to receive notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b) In order that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the corporation at the principal executive offices of the corporation, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this paragraph (b)). If no record date has been fixed by the board of directors pursuant to the first sentence of this paragraph (b) or otherwise within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date after the ten (10) day period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to the secretary of the corporation at the principal executive offices of the corporation. If no record date has been fixed by the board of directors and prior action by the board of director is required by applicable law, the Certificate of Incorporation, or these bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

(c)In the event of the delivery, in the manner provided by this Section 4.4 and applicable law, to the corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 4.4 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this paragraph (c) of Section 4.4 shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(d)Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 4.4, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner prescribed in this Section 4.4 and applicable law, and not revoked.
(e)In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
Section 4.5    Transfer Agent and Registrar for Shares of Corporation. The board of directors may appoint a transfer agent and a registrar of the certificates of stock of the corporation. Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued. The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders’ ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders’ ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders’ ledger maintained by the transfer agent.
Section 4.6    Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the board of directors may prescribe, including, in the discretion of the board of directors, a requirement of bond and indemnity to the corporation.
Section 4.7    Restrictions on Transfer. Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, the bylaws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.
Section 4.8    Multiple Classes of Stock. The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Certificate of Incorporation. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these bylaws. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
ARTICLE V.
Dividends
Section 5.1    Declaration of Dividends. Except as otherwise required by law or by the Certificate of Incorporation, the board of directors may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the corporation for the current or preceding fiscal year, or as otherwise permitted by law. Dividends may be paid in cash, in property, in shares of the corporation’s stock, or in any combination thereof. Dividends shall be payable upon such dates as the board of directors may designate.
Section 5.2    Reserves. Before the payment of any dividend and before making any distribution of profits, the board of directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the board of directors shall deem to be in the best interests of the corporation, and the board of directors may modify or abolish any such reserve.

ARTICLE VI.
[Reserved]

ARTICLE VII.
Indemnification
Section 7.1    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 7.3 hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.
Section 7.2    Right to Advancement of Expenses. The right to indemnification conferred in Section 7.1 shall include, to the fullest extent permitted by applicable law, the right to be paid by the corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.
Section 7.3    Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Section 7.1 and Section 7.2, respectively, shall be contract rights. If a claim under Section 7.1 or Section 7.2 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In (A) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.
Section 7.4    Non-Exclusivity. The rights of indemnification and to receive advancement of expenses as provided by this Article shall not be deemed exclusive of any other rights to which an indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these bylaws, any agreement, a vote of stockholders or a resolution of the board of directors, or otherwise. No amendment, alteration, rescission or replacement of this Article or any provision hereof shall be effective as to an indemnitee with respect to any action taken or omitted by such indemnitee in his or her capacity as a director or officer or with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or to the extent based in part upon any such state of facts existing prior to such amendment, alteration, rescission or replacement.
Section 7.5    Insurance. The corporation may maintain, at its expense, an insurance policy or policies to protect itself and any indemnitee, officer, employee or agent of the corporation or another enterprise against liability arising out of this Article or otherwise, whether or not the corporation would have the power to indemnify any such person against such liability under the DGCL.
Section 7.6    No Duplicative Payment. The corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that an indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. However, this Article shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than indemnitee when and as authorized by appropriate corporate action.
Section 7.7    Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a)    the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
(b)    to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 7.8    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any indemnitee in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VIII.
Miscellaneous Provisions
Section 8.1    Certificate of Incorporation. All references in these bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.
Section 8.2    Fiscal Year. Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the Saturday closest to September 30 of each year.
Section 8.3    Corporate Seal. The board of directors shall have the power to adopt and alter the seal of the corporation.
Section 8.4    Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the president or the treasurer except as the board of directors may generally or in particular cases otherwise determine.
Section 8.5    Voting of Securities. Unless the board of directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.
Section 8.6    Evidence of Authority. A certificate by the secretary or any assistant secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Certificate of Incorporation, or by these bylaws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.
Section 8.7    Corporate Records. Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these bylaws, or the provisions of the DGCL.

Section 8.8    Charitable Contributions. The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.
Section 8.9    Communications of Notices. Any notice required to be given under these bylaws may be given by (i) delivery in person, (ii) mailing it, postage prepaid, first class, (iii) mailing it by nationally or internationally recognized second day or faster courier service, or (iv) electronic transmission, in each case, to the addressee; provided however that facsimile transmission or electronic transmission may only be used if the addressee has consented to such means.
Section 8.10    Electronic Transmissions. Notwithstanding any reference in these bylaws to written instruments, all notices, meetings, consents and other communications contemplated by these bylaws may be conducted by means of an electronic transmission, to the extent permitted by law, if specifically authorized by the board of directors of the corporation.
ARTICLE IX.
Amendments
Section 9.1    Amendment by Stockholders. These bylaws may be amended altered or repealed by the stockholders at any annual or special meeting by vote of a majority of all shares outstanding and entitled to vote, except that where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Certificate of Incorporation or these bylaws, such amendment shall require the vote that would have been required by such other provision. Notice and a copy of any proposal to amend these bylaws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.
Section 9.2    Amendment by Board of Directors. These bylaws may be amended or altered by the board of directors at a meeting duly called for the purpose by majority vote of the directors then in office, except that directors shall not amend the bylaws in a manner which:
(a)    changes the stockholder voting requirements for any action;
(b)    alters or abolishes any preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;
(c)    alters the provisions of Article IX hereof; or
(d)    permits the board of directors to take any action which under law, the Certificate of Incorporation, or these bylaws is required to be taken by the stockholders.
Any amendment of these bylaws by the board of directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.

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